FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1

                           CINERGY CORP. CONSOLIDATED




                                   (Unaudited)

                                Pages 1 through 7



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                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                            as of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

ASSETS



Current Assets

  Cash and temporary cash investments    $   57,486
  Restricted deposits                         1,425
  Notes receivable                              290
  Accounts receivable less accumulated
    provision for doubtful accounts of
    $31,057 at September 30, 1999, and
    $25,622 at December 31, 1998            761,768
  Materials, supplies, and fuel -
    at average cost                         208,931
  Energy risk management assets             135,817
  Prepayments and other                      75,208
                            -----------
                                          1,240,925

Utility Plant - Original Cost

  In service

    Electric                              9,330,180
    Gas                                     811,552
    Common                                  170,772
                                        -----------
                                         10,312,504
  Accumulated depreciation                4,206,192
                                        -----------
                                          6,106,312
  Construction work in progress             266,981
                                        -----------
      Total Utility Plant                 6,373,293

Other Assets

  Regulatory assets                       1,128,957
  Investments in unconsolidated
    subsidiaries                            309,578
  Energy risk management assets              21,507
  Other                                     460,227
                                        -----------
                                          1,920,269

                                        $ 9,534,487

                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY

                                            ACTUAL

Current Liabilities
  Accounts payable                       $  935,430
  Accrued taxes                             248,441
  Accrued interest                           37,813
  Notes payable and other short-term
    obligations                             363,780
  Long-term debt due within one year         31,822
  Energy risk management liabilities        123,885
  Other                                      81,854
                                         ----------
                                          1,823,025

Non-current Liabilities

  Long-term debt                          2,723,483
  Deferred income taxes                   1,141,312
  Unamortized investment tax credits        149,629
  Accrued pension and other postretirement
    benefit costs                           346,994
  Energy risk management non-current
    liabilities                             130,188
  Other                                     488,892
                                         ----------
                                          4,980,498
    Total Liabilities                     6,803,523

Cumulative Preferred Stock of Subsidiaries
  Not Subject to Mandatory Redemption        92,597

Common Stock Equity

  Common stock - $.01 par value;  authorized
    shares - 600,000,000;  outstanding shares
    - 158,917,210 at September 30, 1999, and
    158,664,532 at December 31, 1998          1,589
 Paid-in capital                          1,605,674
  Retained earnings                       1,038,660
  Accumulated other comprehensive loss       (7,556)
                                         ----------
  Total Common Stock Equity               2,638,367

                                         $9,534,487

                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                 for the twelve months ended SeptembeR 30, 1999
                                   (unaudited)
                    (in thousands, except per share amounts)


                                         ACTUAL

Operating Revenues
  Electric                            $4,271,839
  Gas                                  1,538,518
    Other                                 33,239
                                      ----------
                                       5,843,596

Operating Expenses

  Fuel and purchased and exchanged
    power                              2,303,287
  Gas purchased                        1,327,631
  Other operation and maintenance        948,755
  Depreciation and amortization          346,656
  Taxes other than income taxes          275,197
                                      ----------
                                       5,201,526

Operating Income                         642,070

Other Income and (Deductions)
  Equity in Earnings of Unconsolidated
    subsidiaries                          76,568
  Gain on sale of investment in
    unconsolidated subsidiary             99,272
  Miscellaneous - net                     19,315
  Interest expense                      (240,034)
                                     -----------
                                         (44,879)

Income Before Taxes                      597,191

Income Taxes                             212,469

Preferred Dividend Requirements
  of Subsidiaries                          5,457
                                      ----------

Net Income                            $  379,265

Average Common Shares Outstanding        158,786

Earnings Per Common Share

  Net Income                               $2.39

Earnings Per Common Share -
  Assuming Dilution Net Income             $2.38

Dividends Declared Per Common Share        $1.80

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                                  CINERGY CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                 For the twelve months ended September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

                                                                                 ACCUMULATED
                                                                                    OTHER              TOTAL
         TOTAL
                                         COMMON      PAID-IN      RETAINED      COMPREHENSIVE      COMPREHENSIVE
      COMMON STOCK
                                         STOCK       CAPITAL      EARNINGS          LOSS               INCOME
         EQUITY

Twelve Months Ended September 30, 1999

Balance At October 1, 1998               $1,587    $1,600,776    $  943,647      $  (3,659)
       $2,542,351
Comprehensive Income
  Net Income                                                        379,265                          $379,265
          379,265
Other Comprehensive Income,
      net of tax
    Foreign currency translation
      adjustment                                                                                       (3,351)
           (3,351)
    Minimum pension liability
      adjustment                                                                                           30
               30
    Unrealized loss on grantor
      trust                                                                                              (339)
             (339)
    Unrealized loss on
      securities available for sale                                                   (237)              (237)
                                                                                  --------
    Other comprehensive loss

      Total                                                                         (3,897)            (3,897)
                                                                                                     --------
Comprehensive Income Total                                                                           $375,368

         ========

Issuance of 369,509 shares of
  common stock - net                          2         9,700
            9,702
Treasury shares purchased                              (9,191)
           (9,191)
Treasury shares reissued                                4,387
            4,387
Dividends on common stock                                          (285,776)
         (285,776)
Other                                                       2         1,524
            1,526
                                         ------    ----------    ----------      --------
         --------

Balance at September 30, 1999           $1,589     $1,605,674    $1,038,660      $ (7,556)
       $2,638,367




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